Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

March 25, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice and Joint Proxy Statement/Prospectus and proxy card are available at www.astproxyportal.com/ast/26438/special

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003000000000000 8 032526

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Merger, and accompanying Plan of Merger dated as of December 18, 2025, by and between Burke & Herbert Financial Services Corp. and LINKBANCORP, Inc., and the other transactions contemplated by the merger agreement, pursuant to which LNKB will merge with and into Burke & Herbert, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐
2. To adjourn the LNKB special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the LNKB merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of LNKB common stock.	☐	☐	☐

Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposal 1, but is not conditioned on Proposal 2.

If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth in Items 1 and 2, and in their discretion on the conduct of other business if properly raised.

This proxy is solicited by the Board of Directors of LINKBANCORP, Inc.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 LINKBANCORP, INC. Proxy for Special Meeting of Shareholders on March 25, 2026 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Tiffanie Horton and Jermaine Crosson, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of LINKBANCORP, Inc. to be held in virtual meeting format, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1

SPECIAL MEETING OF SHAREHOLDERS OF

LINKBANCORP, INC.

March 25, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit edge.media-server.com/mmc/p/ewr9qa5w (password: linkbancorp2026) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice and Joint Proxy Statement/Prospectus and proxy card are available at www.astproxyportal.com/ast/26438/special

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00030003000000000000 8 032526

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Merger, and accompanying Plan of Merger dated as of December 18, 2025, by and between Burke & Herbert Financial Services Corp. and LINKBANCORP, Inc., and the other transactions contemplated by the merger agreement, pursuant to which LNKB will merge with and into Burke & Herbert, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐
2. To adjourn the LNKB special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the LNKB merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of LNKB common stock.	☐	☐	☐

Note: Consummation of the merger and the other transactions contemplated by the merger agreement is conditioned on Proposal 1, but is not conditioned on Proposal 2.

If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth in Items 1 and 2, and in their discretion on the conduct of other business if properly raised.

This proxy is solicited by the Board of Directors of LINKBANCORP, Inc.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.